Exhibit 10.11

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of November 13, 2024 (“Amendment Effective Date”), by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”) and ENVIRO THERAPEUTICS, INC., a California corporation (“Licensee”), under the following circumstances:

A.	CSMC and Licensee entered into an Exclusive License Agreement dated June 2, 2021, as amended by the First Amendment dated April 18, 2022, the Second Amendment dated October 11, 2022, and the Third Amendment dated March 7, 2024 (collectively, the “License Agreement”).

B.	Licensee is a wholly-owned subsidiary of Kairos Pharma, Ltd. (“Kairos”).

C.	CSMC and Kairos are entered into a first Conversion Agreement dated March 7, 2024 (the “First Conversion Agreement”), pursuant to which (i) the parties agreed to convert an aggregate of $750,000 of Licensee’s unpaid fees, costs, and expenses under several license agreements, including this License Agreement, into shares of Common Stock (as defined in the First Conversion Agreement) of Kairos, and (ii) Kairos agreed to pay CSMC the Excess Liabilities, with interest (as previously defined in, and subject to the terms of, the First Conversion Agreement).

D.	CSMC and Kairos are entering into a Second Conversion Agreement of even date herewith (the “Second Conversion Agreement”), pursuant to which the (i) the parties shall convert an aggregate of $200,000 of Licensee’s unpaid fees, costs, and expenses under several license agreements, including this License Agreement, into shares of Common Stock, and (ii) Kairos shall pay CSMC the Excess Liabilities, with interest (as re-defined in, and subject to the terms of, the Second Conversion Agreement).

E.	Proceeding from the First Conversion Agreement, Licensee owes $199,984.59 under the License Agreement in unpaid upfront fees, patent cost reimbursement, reimbursement of other fees and costs, and late fees under §§ 4.1(a) (Upfront Fee), 4.1(b) (Patent Cost Reimbursement), 4.1(c) (Reimbursement of Other Fees and Costs), and 4.2(h)(i)vi) (Late Charges), respectively, of the License Agreement as of October 16, 2024 (“Discharge Date”) (past-due amounts, collectively, “Liabilities”). The Liabilities represent 63.76% of the Total Liabilities (as defined in the Second Conversion Agreement). For clarity, Liabilities do not include owed amounts accruing and due under the License after the Discharge Date.

F.	The parties desire to amend the License Agreement as further described herein.

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NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, in the License Agreement, in the Second Conversion Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Terms not otherwise defined herein shall have the meaning ascribed to them in the License Agreement and Second Conversion Agreement.

2. Amendment to the License Agreement. The parties agree that the Liabilities shall be discharged subject to and conditioned upon (i) the execution, delivery, and performance by Licensee of the Second Conversion Agreement, (ii) the issuance of Conversion Shares under the Second Conversion Agreement to CSIPC, and (iii) Licensee’s payment to CSMC of the Excess Liabilities. The following shall be added to the end of § 4 (Consideration):

4.4 Second Payment of Past Due Amounts. In full satisfaction of the Liabilities, and subject to the Second Conversion Agreement, (i) 63.77% of the Conversion Shares issued to Cedars Sinai Intellectual Property Company, a California nonprofit public benefit corporation and wholly-owned subsidiary of CSMC (“CSIPC”), shall be allocated by CSMC to satisfaction of the Liabilities, and (ii) 63.77% of the Excess Liabilities paid to CSMC under the Second Conversion Agreement (including any interest due as set forth therein), shall be allocated by CSMC to satisfaction of the Liabilities. Any material breach by Licensee of the Second Conversion Agreement shall be deemed a breach of the License.

3. Other Provisions. This Amendment is a revision to the License Agreement only; it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the License Agreement shall remain in full force and effect.

4. Further Assurances. Each of the parties hereto shall execute such further documents and instruments and do all such further acts as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Cedars-Sinai Medical Center

By:	/s/ James D. Laur
Name:	James D. Laur, JD
Title:	Chief Executive, IP & Health Ventures

Kairos Pharma, Ltd.

By:	/s/ John S. Yu
Name:	John S. Yu, MD
Title:	CEO

Enviro Therapeutics, Inc.

By:	/s/ John S. Yu
Name:	John S. Yu, MD
Title:	CEO

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